SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2003

ANNUITY AND LIFE RE (HOLDINGS), LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	0-23625	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street

Hamilton, Bermuda HM 11

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 296-7667

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

     On February 24, 2003, we filed a press release regarding several recent developments, including our expectation for a significant loss in the fourth quarter of 2002, the non payment of a dividend on our common shares for the first quarter of 2003 and the termination of our fixed annuity reinsurance contract with The Ohio National Life Insurance Company. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	Press Release dated February 24, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.

February 25, 2003	By:	/s/ John F. Burke

John F. Burke
Chief Financial Officer

EXHIBIT INDEX

99.1     Press Release dated February 24, 2003